UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
FORM 8-K
____________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2016
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UNITED TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10 Farm Springs Road
Farmington, Connecticut 06032
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code
(860) 728-7000
N/A
(Former name or former address, if changed since last report)
____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As previously announced, on September 9, 2015, in connection with adopting proxy access in the Company's amended and restated Bylaws (the “Bylaws”), the UTC Board of Directors approved amendments to the Company's Restated Certificate of Incorporation (the "Charter") and Bylaws to eliminate cumulative voting in the election of directors, subject to shareowner approval. As described in Item 5.07 below, on April 25, 2016, the shareowners of a majority of outstanding shares of the Company approved the Charter amendment to eliminate cumulative voting. The Company filed a Certificate of Amendment to the Charter and Restated Certificate of Incorporation with the State of Delaware promptly following the shareowner vote. The Charter amendment deleted in its entirety the text of Clause (h) of Article Eighth of the Charter. The Bylaw amendments deleted references to cumulative voting in our Bylaws.
The foregoing description of the amendments to the Charter and Bylaws does not purport to be complete and is qualified in its entirety by reference to the Charter and Bylaws, which are included as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
United Technologies Corporation (“UTC”) held its 2016 Annual Meeting of Shareowners on April 25, 2016. As of February 29, 2016, the record date for the meeting, 836,729,909 shares of UTC common stock were issued and outstanding. A quorum of 741,993,276 shares of common stock was present or represented at the meeting.
The shareowners voted on the following matters and cast their votes as described below.

1)
Election of Directors. The following individuals were elected to serve as directors for a term expiring at the 2017 Annual Meeting of Shareowners or upon the election and qualification of their successors, and the voting results for each of the nominees were as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
John V. Faraci	642,192,396	11,290,234	1,143,767	87,366,879
Jean-Pierre Garnier	634,818,778	18,646,081	1,161,538	87,366,879
Gregory J. Hayes	647,946,038	5,615,054	1,065,305	87,366,879
Edward A. Kangas	631,974,961	20,961,834	1,689,602	87,366,879
Ellen J. Kullman	644,276,540	9,200,823	1,149,034	87,366,879
Marshall O. Larsen	644,451,296	8,978,065	1,197,036	87,366,879
Harold McGraw III	640,008,953	13,442,915	1,174,529	87,366,879
Richard B. Myers	641,489,773	11,965,684	1,170,940	87,366,879
Fredric G. Reynolds	647,406,197	5,954,581	1,265,619	87,366,879
Brian C. Rogers	646,580,145	6,844,211	1,202,041	87,366,879
H. Patrick Swygert	631,993,989	21,437,828	1,194,580	87,366,879
André Villeneuve	638,783,148	14,671,130	1,172,119	87,366,879
Christine Todd Whitman	643,846,331	9,705,676	1,074,390	87,366,879

2)
A proposal of the Audit Committee and the Board of Directors to re-appoint the firm of PricewaterhouseCoopers LLP to serve as Independent Auditor until the next Annual Meeting of Shareowners in 2017. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstentions
726,565,256	14,297,008	1,131,012

3)
A proposal that shareowners approve an amendment to our Restated Certificate of Incorporation to eliminate cumulative voting for directors, as disclosed in UTC’s Proxy Statement dated March 15, 2016. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
598,690,240	54,102,347	1,833,810	87,366,879

4)
A proposal that shareowners approve on an advisory (non-binding) basis, the compensation of UTC’s Named Executive Officers, as disclosed in UTC’s Proxy Statement dated March 15, 2016. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
626,961,003	25,145,521	2,519,873	87,366,879

Section 9 - Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Exhibit Description
3.1	Restated Certificate of Incorporation of United Technologies Corporation as of April 25, 2016
3.2	Bylaws of United Technologies Corporation, as amended and restated effective April 25, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION
(Registrant)

Date: April 25, 2016	By:	/S/ PETER J. GRABER-LIPPERMAN
Peter J. Graber-Lipperman
Corporate Vice President, Secretary and Associate General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1	Restated Certificate of Incorporation of United Technologies Corporation as of April 25, 2016
3.2	Bylaws of United Technologies Corporation, as amended and restated effective April 25, 2016